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                                  EXHIBIT 10.2


                           NOTICE OF GRANT OF OPTION

                              STSC PLUS WARE, INC.
                      OUTSIDE DIRECTORS STOCK OPTION GRANT
                                   1991 GRANT

Name
Address

Dear _________________:

I am pleased to notify you that on July 23, 1991, the Board of Directors of STSC Plus Ware, Inc. (the "Company") granted to you a non-assignable, non-qualified stock option (the "Option") to purchase up to 16,000 shares of the common stock of the Company at a price of $3.00 per share; subject, however, to the terms and conditions hereinafter set forth.

1. This option shall not be exercisable before July 23, 1992 and shall thereafter be exercisable as to 4,000 shares on each anniversary date hereof beginning on July 23, 1992, and shall expire on a date eleven
         (11) years after July 23, 1991.

2. The granting to you of the rights under this Option shall not vest in you any rights of a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to you.

3. THIS OPTION HAS NOT BEEN GRANTED PURSUANT TO A QUALIFIED STOCK OPTION PLAN AND DOES NOT QUALIFY UNDER THE REQUIREMENTS OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. The Company makes no representation to you with respect to the tax consequences of this Option and suggests you seek advice with respect thereto from your tax counsel.

4. This Option shall not be transferable or assignable by you, otherwise than by will or the laws of decent and distribution and this Option shall be exercisable, during your lifetime, only by you. This Option may not be pledged or hypothecated in any way and it shall not be subject to execution, attachment or similar process.

5. In the event you cease to serve as a Director for any reason except disability or death, the Option shall expire as of the date your service as a Director terminates. In the event of your disability or death, and if the vested portion of the Option granted herein has not been exercised, the Option privileges which were immediately exercisable by you at the date of disability or death will be exercisable by you or your legal representative or estate for a period of one year following your disability or death. The unvested portion of the Option shall expire as of the date of disability or death. Disability shall mean your inability to perform services as a Director for a period of six months in any twelve month period.
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6.       The exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of. or in connection with, the exercise or the delivery of purchase of shares pursuant to the Option, then in any such event, the exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7. In the event that the outstanding shares of common stock of the Company are hereinafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, spin-off, combination of shares or dividends or other distribution payable in capital stock, appropriate adjustments may be made by the Board of Directors in the number and kind of shares subject to the option and in the purchase price therefor, all in the discretion of the Board of Directors of the Company.

8. In the event of the dissolution or liquidation of the Company or in the event of a reorganization in which the Company was not the surviving or acquiring company, the Option shall terminate as of a date to be fixed by the Board of Directors of the Company, provided that not less than 30 days written notice of the date so fixed shall be given to you and you shall have the right to exercise this Option in full as to any part which has not theretofore been exercised.

9.       The Option granted herein may be exercised in whole or in part successively by:

         a. Completing and signing a written notice substantially in the following form:

                 "I hereby exercise the Option granted to the undersigned as of the 23rd day of July 1991, by STSC Plus Ware, Inc. and elect to purchase ___________ shares of the stock covered thereby for a total purchase price of $_."

         b. Delivering such notice to the secretary of STSC Plus Ware, Inc., together with a check or money order payable to STSC Plus Ware, Inc. or cash, in the amount of the full purchase price of the stock elected to be purchased.

         c. Executing and delivering to STSC Plus Ware, Inc. an Investment Letter respecting the shares of stock elected to be purchased in the form attached hereto and marked "Exhibit A".

10. In the event of a dispute with respect to any of the terms and conditions of this Option, the interpretation and decision of the Board of Directors of the Company shall be final.

11. All notices, requests and other communications contemplated or required hereunder, if not delivered in person, shall be determined to have been adequately delivered, if mailed, by registered mail, postage pre-paid, to the last known address of the undersigned or STSC Plus Ware, Inc.
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THIS AGREEMENT shall be construed in accordance with and governed by the laws of the State of Maryland.


                                             STSC PLUS WARE, Inc.:

                                             By:
                                                 ------------------------------

AGREED AND ACCEPTED:

By:
    -----------------------------
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                                   EXHIBIT A

                               INVESTMENT LETTER




Mr. William J. Kaluza
Secretary
STSC PLUS WARE, Inc.
2115 East Jefferson Street
Rockville, MD  20852

Re:  PURCHASE OF STSC PLUS WARE, INC. STOCK

Gentlemen:

         In connection with the exercise of my right to purchase shares of the Common Stock of STSC PLUS WARE, Inc. (the "Company"), pursuant to an option granted to me under the STSC PLUS WARE, Inc. Director Stock Option Plan, I understand that I must assure the Company that it is my intention to acquire such stock (the "Subject Stock") for investment purposes only and to hold such stock subject to the terms and conditions hereof. Consequently, I hereby represent, warrant and agree as follows:

         1. I understand that the Subject Stock has not been registered under the Securities Act of 1933, or the Maryland Securities Act, by reason of specific exemptions thereunder. I further understand that the Subject Stock cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933 or the Maryland Securities Act, if such registration is required. I further understand that, with respect to such exemptions, the Company is relying upon the truth and accuracy of my representations and warranties contained herein.

         2. The Subject Stock will not be sold by me within twelve (12) months after the date of purchase. The Subject Stock will be acquired by me for my own account, for investment purposes only, and not with any view to the further distribution or resale thereof. I shall make no offer for sale, solicit any offer to purchase or attempt to otherwise transfer my interest in the Subject Stock, or any other stock of the Company issued to me by virtue of my ownership of the Subject Stock until such proposed offer, solicitation of purchase or attempted transfer has been registered under such Acts, or until I receive the opinion of counsel for the Company that such registration is not required with respect to such proposed transfer. In this regard, I recognize that the Subject Stock must be held indefinitely in the absence of registration or the availability of an exemption from registration.

         3. I understand that Rule 144 of the Rules and Regulations of the Securities and Exchange Commission provides that, under certain circumstances, restricted stock, such as the Subject Stock, may
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Page Two


be permissibly resold without registration thereof. In this regard, I understand that the two-year minimum holding period provided in Rule 144 is not at this time available with respect to any resale of the Subject Stock. I further understand that, until such time as there is "adequate current public information" (as defined in Rule 144) outstanding with respect to the Company (or until I have been the beneficial owner of the Subject Stock for at least three years) and all other terms and conditions of Rule 144 are then satisfied, resale of the Subject Stock will not be permissible under Rule 144.

         4. I understand that the Company is under no obligation to register the Subject Stock, or to in any way assist me in the sale of such stock pursuant to Rule 144 or any other applicable Rule or Regulation.

         5. I understand the nature of the investment being undertaken by me and the financial risk thereof. I have been furnished information regarding the business, operations, and financial and other information regarding the condition of the Company. I have examined the same, or caused the same to be examined by my representative, and I do not desire any further information or data concerning the Company.

         6. I agree to the placement on any certificate or certificates evidencing the Subject Stock, and upon any other certificate or certificates evidencing stock issued to me by virtue of my ownership of the Subject Stock, of a legend in substantially the following form:

         "Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to the terms and conditions contained in a certain agreement dated as of February 28, 1986, as amended, by and among certain stockholders of the corporation and the corporation, a copy of which is on file with the secretary of the corporation and will be mailed to any holder of this certificate without charge within five (5) days of receipt by the corporation of a written request therefor. By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said agreement.

         These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold or offered for sale or transferred in the absence of an effective registration statement under said act or an opinion of counsel satisfactory to the company stating that such registration is not required; nor may these securities be sold or offered for sale or transferred within 12 months of the date appearing on the face of this certificate in the absence of an effective registration under any applicable state securities laws."

Very truly yours,